Visa Reports Fiscal First Quarter 2026 Results
San Francisco, CA, January 29, 2026 – Visa (NYSE: V)
•GAAP net income of $5.9B or $3.03 per share and non-GAAP net income of $6.1B or $3.17 per share
•Net revenue of $10.9B, an increase of 15%, or 13% on a constant-dollar basis
•Growth in payments volume, cross-border volume and processed transactions was strong
•Share repurchases and dividends of $5.1B

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q1 2026		Ryan McInerney, Chief Executive Officer, Visa, commented on the results:
	USD	% Change
Net Revenue	$10.9	15%

"Visa delivered a very strong fiscal first quarter with net revenue up 15% year-over-year, GAAP EPS up 17% and non-GAAP EPS up 15%, driven by resilient consumer spending and a strong holiday season, as well as continued strength in value-added services and commercial and money movement solutions. Our purposeful investments in our Visa as a Service stack continue to position us as a payments hyperscaler to deliver technology and infrastructure that redefine what's possible in payments."

GAAP Net Income	$5.9	14%
GAAP Earnings Per Share	$3.03	17%
Non-GAAP Net Income(1)	$6.1	12%
Non-GAAP Earnings Per Share(1)	$3.17	15%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q1 2026
Payments Volume	8%
Cross-Border Volume Excluding Intra-Europe(2)	11%
Cross-Border Volume Total	12%
Processed Transactions	9%
(2) Cross-border volume excluding transactions within Europe.

Fiscal First Quarter 2026 — Financial Highlights

GAAP net income in the fiscal first quarter was $5.9 billion or $3.03 per share, an increase of 14% and 17%, respectively, over prior year’s results. Current year's results included special items of $707 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case and $333 million for a deferred tax benefit recognized due to a change in the U.S. taxation of certain foreign earnings. Current year's results also included $7 million of net losses from equity investments and $66 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year's results included special items of $213 million for severance costs, $39 million for lease consolidation costs and $27 million for a litigation provision associated with the MDL case. Prior year’s results also included $75 million of net losses from equity investments and $80 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $6.1 billion or $3.17 per share, increases of 12% and 15%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share increase was approximately 16% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 14% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal first quarter was $10.9 billion, an increase of 15%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 13% on a constant-dollar basis.

Payments volume for the three months ended September 30, 2025, on which fiscal first quarter service revenue is recognized, increased 9% over the prior year on a constant-dollar basis.

Payments volume for the three months ended December 31, 2025 increased 8% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, for the three months ended December 31, 2025, increased 11% on a constant-dollar basis over the prior year. Total cross-border volume on a constant-dollar basis increased 12% over the prior year.

Total processed transactions, which represent transactions processed by Visa, for the three months ended December 31, 2025, were 69.4 billion, a 9% increase over the prior year.

Fiscal first quarter service revenue was $4.8 billion, an increase of 13% over the prior year, and is recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenue rose 17% over the prior year to $5.5 billion. International transaction revenue grew 6% over the prior year to $3.7 billion. Other revenue of $1.2 billion rose 33% over the prior year. Client incentives were $4.3 billion, up 12% over the prior year.

GAAP operating expenses were $4.2 billion for the fiscal first quarter, a 27% increase over the prior year's results, primarily driven by an increase in the litigation provision. GAAP operating expenses included the special items as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these items, non-GAAP operating expenses increased 16% over the prior year, primarily driven by increases in personnel, marketing and general and administrative expenses.

GAAP non-operating expense was $11 million for the fiscal first quarter, including $7 million of net equity investment losses. Excluding this item, non-GAAP non-operating expense was $4 million.

GAAP effective income tax rate was 13.0% for the quarter ended December 31, 2025, including the special item related to the deferred tax benefit and the tax impacts from the non-GAAP items. Excluding these items, the non-GAAP effective income tax rate was 18.4% for the quarter ended December 31, 2025.

Cash, cash equivalents and investment securities were $16.9 billion at December 31, 2025.

The weighted-average number of diluted shares of class A common stock outstanding was 1.93 billion for the quarter ended December 31, 2025.

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Other Notable Items

On November 10, 2025, Visa entered into a superseding and amended settlement agreement to resolve the interchange multidistrict litigation injunctive relief class claims. The settlement is subject to approval by the court.

On December 23, 2025, Visa deposited $500 million into its litigation escrow account, which was previously established under the Company’s U.S. retrospective responsibility plan to insulate the Company and class A common stockholders from financial liability for certain litigation cases. This deposit has the same economic effect on earnings per share as repurchasing the Company's class A common stock as it reduced each of the as-converted class B-1 common stock and class B-2 common stock share counts at a volume weighted average price of $354.46.

During the three months ended December 31, 2025, Visa repurchased approximately 11 million shares of class A common stock at an average cost of $342.13 per share for $3.8 billion. The Company had $21.1 billion of remaining authorized funds for share repurchases as of December 31, 2025.

On January 27, 2026, the board of directors declared a quarterly cash dividend of $0.670 per share of class A common stock (determined in the case of all other outstanding common and preferred stock on an as-converted basis) payable on March 2, 2026, to all holders of record as of February 10, 2026.

Fiscal First Quarter 2026 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

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Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, and financial outlook. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results or outcomes, or the timing of our results or outcomes, could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased scrutiny and regulation of the global payments industry;
•impact of government-imposed obligations and/or restrictions on international payments systems;
•impact of laws and regulations regarding the handling of personal data, including laws and regulations related to privacy, cybersecurity and AI;
•impact of tax examinations or disputes, or changes in tax laws;
•outcome of litigation or investigations;
•intense competition in our industry;
•dependence on our client and seller base, which may be costly to win, retain and develop;
•continued push to lower acceptance costs and challenge industry practices;
•dependence on relationships with financial institutions, acquirers, processors, sellers, payment facilitators, ecommerce platforms, fintechs and other third parties;
•our inability to maintain and enhance our brand;
•impact of global economic, political, market, health and social events or conditions;
•our ability to adjust to evolving corporate responsibility and sustainability matters and related regulations;
•exposure to significant risk of loss or reduction of liquidity due to our indemnification obligation to fund settlement losses of our clients;
•failure to anticipate, adapt to, or keep pace with, new technologies in the payments industry;
•a disruption, failure or breach of our networks or systems, including as a result of cyber incidents or attacks;
•our inability to achieve the anticipated benefits of our acquisitions, joint ventures or strategic investments;
•our inability to attract, hire and retain a highly qualified workforce, including key management;
•the conversions of our class B-1, B-2 and class C common stock or series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could adversely impact the market price of, our existing class A common stock;
•differing interests between holders of our class B-1, B-2 and C common stock and series A, B and C preferred stock compared to our class A common stock concerning certain significant transactions; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2025, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, sellers, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Fletcher Cook, 650-432-2990 Press@visa.com

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Fiscal First Quarter 2026 — Financial Summary

INCOME STATEMENT SUMMARY

	Three Months Ended December 31, 2025	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenue
Service revenue	$4,760	13%
Data processing revenue	5,544	17%
International transaction revenue	3,652	6%
Other revenue	1,214	33%
Client incentives	(4,269)	12%
Net revenue	$10,901	15%

Total operating expenses	$4,164	27%
Non-operating income (expense)	(11)	(65%)
Effective income tax rate	13.0%	(4 ppt)
Net income	$5,853	14%

Earnings per share	$3.03	17%

Non-GAAP(1)
Total operating expenses	$3,391	16%
Non-operating income (expense)	(4)	(112%)
Effective income tax rate	18.4%	1 ppt
Net income	$6,124	12%

Earnings per share	$3.17	15%

(1) Refer to Non-GAAP Financial Measures for further details.
NM - Not Meaningful

KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	8%	10%
Cross-border volume excluding intra-Europe(2)	11%	15%
Cross-border volume total	12%	18%
Processed transactions	9%	9%

(2) Cross-border volume excluding transactions within Europe.

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Visa Consolidated Balance Sheets (unaudited)

	December 31, 2025	September 30, 2025
	(in millions, except per share data)
Assets
Cash and cash equivalents	$14,756	$17,164
Restricted cash equivalents—U.S. litigation escrow	3,300	2,990
Investment securities	1,641	1,833
Settlement receivable	3,212	4,191
Accounts receivable	3,231	3,126
Customer collateral	3,712	3,625
Current portion of client incentives	2,280	2,158
Prepaid expenses and other current assets	2,865	2,679
Total current assets	34,997	37,766
Investment securities	484	999
Client incentives	5,541	5,157
Property, equipment and technology, net	4,276	4,236
Goodwill	19,885	19,879
Intangible assets, net	27,664	27,646
Other assets	3,967	3,944
Total assets	$96,814	$99,627
Liabilities
Accounts payable	$433	$555
Settlement payable	4,337	4,568
Customer collateral	3,712	3,625
Accrued compensation and benefits	1,158	1,863
Client incentives	11,280	10,369
Accrued liabilities	5,576	5,466
Current maturities of debt	1,589	5,569
Accrued litigation	3,406	3,033
Total current liabilities	31,491	35,048
Long-term debt	19,588	19,602
Deferred tax liabilities	5,241	5,549
Other liabilities	1,717	1,519
Total liabilities	58,037	61,718
Equity
Preferred stock, $0.0001 par value, 5 shares issued and outstanding as of December 31, 2025 and September 30, 2025	551	745
Common stock, $0.0001 par value:
Class A common stock, 1,683 and 1,691 shares issued and outstanding as of December 31, 2025 and September 30, 2025, respectively	—	—
Class B-1 and B-2 total common stock, 125 shares issued and outstanding as of December 31, 2025 and September 30, 2025	—	—
Class C common stock, 9 shares issued and outstanding as of December 31, 2025 and September 30, 2025	—	—
Right to recover for covered losses	(19)	(124)
Additional paid-in capital	21,980	21,934
Accumulated income	16,018	15,106
Accumulated other comprehensive income (loss):
Investment securities	10	12
Defined benefit pension and other postretirement plans	(30)	(32)
Derivative instruments	(245)	(307)
Foreign currency translation adjustments	512	575
Total accumulated other comprehensive income (loss)	247	248

Total equity	38,777	37,909

Total liabilities and equity	$96,814	$99,627

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Visa Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,
	2025	2024
	(in millions, except per share data)
Net revenue	$10,901	$9,510

Operating Expenses
Personnel	1,764	1,813
Marketing	410	306
Network and processing	233	207
Professional fees	208	143
Depreciation and amortization	326	282
General and administrative	515	481
Litigation provision	708	44
Total operating expenses	4,164	3,276

Operating income	6,737	6,234

Non-operating Income (Expense)
Interest expense	(194)	(182)
Investment income (expense) and other	183	148
Total non-operating income (expense)	(11)	(34)

Income before income taxes	6,726	6,200
Income tax provision	873	1,081
Net income	$5,853	$5,119

Basic Earnings Per Share
Class A common stock	$3.03	$2.58
Class B-1 common stock	$4.71	$4.04
Class B-2 common stock	$4.61	$3.99
Class C common stock	$12.13	$10.33

Basic Weighted-average Shares Outstanding
Class A common stock	1,687	1,729
Class B-1 common stock	5	5
Class B-2 common stock	120	120
Class C common stock	9	10

Diluted Earnings Per Share
Class A common stock	$3.03	$2.58
Class B-1 common stock	$4.71	$4.04
Class B-2 common stock	$4.61	$3.98
Class C common stock	$12.11	$10.32

Diluted Weighted-average Shares Outstanding
Class A common stock	1,933	1,985
Class B-1 common stock	5	5
Class B-2 common stock	120	120
Class C common stock	9	10

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Visa Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended December 31,
	2025	2024
	(in millions)
Operating Activities
Net income	$5,853	$5,119
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	4,269	3,797
Share-based compensation	231	224
Depreciation and amortization	326	282
Deferred income taxes	(435)	38
VE territory covered losses	(3)	(27)
(Gains) losses on equity investments, net	7	75
Other	18	56
Change in operating assets and liabilities:
Settlement receivable	981	657
Accounts receivable	(109)	(64)
Client incentives	(3,808)	(3,649)
Other assets	35	(10)
Accounts payable	(114)	(54)
Settlement payable	(233)	(673)
Accrued and other liabilities	(611)	(303)
Accrued litigation	373	(72)
Net cash provided by (used in) operating activities	6,780	5,396

Investing Activities
Purchases of property, equipment and technology	(378)	(345)
Proceeds from maturities and sales of investment securities	725	2,042
Acquisitions, net of cash and restricted cash acquired	—	(906)
Purchases of other investments	(5)	(6)
Other investing activities	19	5
Net cash provided by (used in) investing activities	361	790

Financing Activities
Repurchases of class A common stock	(3,725)	(4,011)
Repayments of debt	(4,000)	—
Dividends paid	(1,293)	(1,170)
Proceeds from stock issued under equity plans	78	127
Taxes paid related to stock issued under equity plans	(231)	(235)
Other financing activities	185	(186)
Net cash provided by (used in) financing activities	(8,986)	(5,475)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	34	(508)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,811)	203

Cash, cash equivalents, restricted cash and restricted cash equivalents as of beginning of period	24,987	19,763
Cash, cash equivalents, restricted cash and restricted cash equivalents as of end of period	$23,176	$19,966

Supplemental Disclosure
Cash paid for income taxes, net(1)	$1,290	$1,194
Interest payments on debt	$213	$213
Accruals related to purchases of property, equipment and technology	$26	$40

(1) For the three months ended December 31, 2025 and 2024, the amount includes cash paid for federal transferable tax credits of $740 million and $1.1 billion, respectively.

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Visa Quarterly Results of Operations (unaudited)

	Fiscal 2026 Quarter Ended	Fiscal 2025 Quarter Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(in millions)
Net revenue	$10,901	$10,724	$10,172	$9,594	$9,510

Operating Expenses
Personnel	1,764	1,742	1,749	1,657	1,813
Marketing	410	576	421	381	306
Network and processing	233	239	224	224	207
Professional fees	208	256	187	173	143
Depreciation and amortization	326	316	317	305	282
General and administrative	515	544	482	419	481
Litigation provision	708	903	615	1,000	44
Total operating expenses	4,164	4,576	3,995	4,159	3,276

Operating income	6,737	6,148	6,177	5,435	6,234

Non-operating Income (Expense)
Interest expense	(194)	(210)	(39)	(158)	(182)
Investment income (expense) and other	183	285	195	161	148
Total non-operating income (expense)	(11)	75	156	3	(34)

Income before income taxes	6,726	6,223	6,333	5,438	6,200
Income tax provision	873	1,133	1,061	861	1,081
Net income	$5,853	$5,090	$5,272	$4,577	$5,119

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Visa Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as technology and customer relationships acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. Litigation provision includes significant accruals related to certain legal matters that are not covered by the U.S. retrospective responsibility plan or the Europe retrospective responsibility plan (uncovered legal matters) and additional accruals associated with the interchange multidistrict litigation which are covered by the U.S. retrospective responsibility plan (U.S. covered litigation). Litigation provision associated with these matters can vary significantly based on the facts and circumstances related to each matter and do not correlate to the underlying performance of our business. For the three months ended December 31, 2025 and 2024, we have excluded these amounts to facilitate a comparison to our past operating performance.

•Deferred tax benefit. For the three months ended December 31, 2025, we recorded a deferred tax benefit within income tax provision due to a change in the U.S. taxation of certain foreign earnings. We have excluded this one-time non-cash benefit as it is not representative of our ongoing operations.

•Severance costs. For the three months ended December 31, 2024, we recorded severance costs within personnel expense to realign our organizational structure and focus on areas that will drive higher long-term growth. This broad-based optimization effort has been excluded as it is not representative of our ongoing operations.

•Lease consolidation costs. For the three months ended December 31, 2024, we recorded a charge within general and administrative expense associated with the consolidation of certain leased office spaces. We have excluded this amount as it does not reflect the underlying performance of our business.

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Visa Non-GAAP Financial Measures (unaudited) - continued

The following tables reconcile our GAAP to non-GAAP financial measures included in this release:

	Three Months Ended December 31, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$4,164	$(11)	$873	13.0%	$5,853	$3.03
(Gains) losses on equity investments, net	—	7	2		5	—
Amortization of acquired intangible assets	(54)	—	14		40	0.02
Acquisition-related costs	(12)	—	1		11	0.01
Litigation provision	(707)	—	159		548	0.28
Deferred tax benefit	—	—	333		(333)	(0.17)
Non-GAAP	$3,391	$(4)	$1,382	18.4%	$6,124	$3.17

	Three Months Ended December 31, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$3,276	$(34)	$1,081	17.4%	$5,119	$2.58
(Gains) losses on equity investments, net	—	75	17		58	0.03
Amortization of acquired intangible assets	(46)	—	11		35	0.02
Acquisition-related costs	(34)	—	2		32	0.02
Severance costs	(213)	—	45		168	0.08
Lease consolidation costs	(39)	—	9		30	0.02
Litigation provision	(27)	—	6		21	0.01
Non-GAAP	$2,917	$41	$1,171	17.7%	$5,463	$2.75

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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